UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 17, 2007

Abatix Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-10184	75-1908110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Skyline Drive, Suite 400, Mesquite, Texas	75149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (214) 381-0322

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on September 5, 2007, the Company filed a Form 25 with the Securities and Exchange Commission (“SEC”). The Form 25 became effective on September 17, 2007, at which time (a) the Company’s Common Stock ceased to be listed on the NASDAQ Capital Market and (b) the Company’s obligation to file certain reports with the SEC arising by reason of its registration under the Securities Exchange Act of 1934 as amended (“Exchange Act”), including Forms 10-K, 10-Q and 8-K, was suspended.

Item 7.01. Regulation FD Disclosure.

The Company elects to disclose the information in the press release furnished as Exhibit 99.1 to this report through Item 7.01 of Form 8-K pursuant to Regulation FD. The exhibit to this report relates to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Information

On September 17, 2007, the Company filed an application on Form 15 with SEC to voluntarily complete the de-registration of its Common Stock under the Exchange Act and to suspend its reporting obligations under the Exchange Act. In accordance with Exchange Act rules, the Company’s obligation to file reports required by Section 13(a) the Exchange Act (Forms 10-K, 10-Q and 8-K) was immediately suspended upon filing of the Form 15.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1 - Press release dated September 17, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABATIX CORP.

Date: September 17, 2007	/s/ Frank J. Cinatl, IV
Frank J. Cinatl, IV Executive Vice President and Chief Financial Officer (Principal Accounting Officer)